UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 07, 2005
Date of earliest event reported: June 01, 2005

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Calavo Growers, Inc. (the “Company,” “Calavo” or “we”) entered into a stock purchase agreement with Limoneira Company (“Limoneira”) on June 1, 2005. Pursuant to such agreement, on June 1, 2005 we acquired approximately 15.1% of Limoneira’s outstanding common stock for $23.45 million and Limoneira acquired approximately 6.9% of our outstanding common stock for $10 million. Pursuant to the stock purchase agreement, Calavo and Limoneira entered into a lease agreement on June 1, 2005 pursuant to which Calavo is leasing office space from Limoneira in Santa Paula, California for a period of 10 years at an initial annual gross rental of approximately $0.2 million (subject to annual CPI increases, as defined). The stock purchase agreement also provides for (1) Calavo to market Limoneira’s avocados and (2) Calavo and Limoneira to use good faith reasonable efforts to maximize avocado packing efficiencies for both parties by consolidating their fruit packing operations. Various opportunities are currently being considered, including the use of existing packing facilities, an investment in existing vacant facilities, and/or an investment in a new consolidated facility for both parties.

Limoneira, which generated total revenues of approximately $26 million during fiscal 2004, primarily engages in growing citrus and avocados, picking and hauling citrus, and packing lemons. As a result of the ownership percentage acquired in Limoneira, we will account for our investment in Limoneira under the “cost” method, whereby we will recognize only dividends received from Limoneira as income. We also issued a press release on June 7, 2005, attached as Exhibit 99.1 hereto, regarding this stock purchase agreement, which is incorporated by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

(a)	On June 1, 2005, the Company completed the acquisition of 15.1% of the stock of Limoneira for $23.45 million which is described above in Item 1.01. The Company also issued a press release, attached as Exhibit 99.1 hereto, regarding the completion of the acquisition of such stock, which is incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

(a)	On June 1, 2005, the Company issued 1,000,000 shares of its common stock, par value $0.01 per share, to Limoneira for an aggregate purchase price of $10 million in connection with the transaction described above in Item 1.01. The shares were issued in a transaction not involving a public offering under the exemptions provided for in Section 4(2) of the Securities Act of 1933 and Regulation D under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press Release dated June 7, 2005 of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 7, 2005	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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